                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                  FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): May 5, 2004 (April 27,2004)

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                        0-49619                    31-1795575
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000


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                                  FORM 8-K/A

Item 5. Other Events.


     The following was contained in a press release issued by Peoples Ohio Financial Corporation on May 5, 2004

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                            THIRD QUARTER FISCAL 2004

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $1,309,000 for the nine months ended March 31, 2004, a decline of $687,000, or 34.4%, from the $1,996,000 reported for the same period in fiscal 2003. Basic earnings per share were $0.18 for the nine months ended March 31, 2004, compared to $0.26 for the nine months ended March 31, 2003. Fully diluted earnings per share were $0.17 for the nine months ended March 31, 2004, compared to $0.26 the nine months ended March 31, 2003.

Net interest income was $5,233,000 for the nine months ended March 31, 2004, $1,122,000 or 17.7%, less than the $6,355,000 reported for the nine months ended March 31, 2003. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. In addition, the Bank has taken advantage of the prolonged low interest rate environment to divest of longer-term fixed rate assets (primarily 30-year fixed rate mortgages) in favor of shorter-term interest earning assets (primarily investment securities with weighted-average maturities of from 1 to 3 years) in an effort to reduce the Bank's exposure to interest rate risk and better position the Bank should longer-term interest rates begin to increase. Total interest income was $8,422,000 for the nine months ended March 31, 2004, a decline of $2,572,000, or 23.4% from the $10,994,000 reported during the nine months ended March 31, 2003, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $1,451,000 or 31.3% decline in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income, which continues to be a focus, grew to $1,583,000 for the first nine months of fiscal 2004, compared to the $1,198,000 recorded for the nine months ended March 31, 2003, an increase of $385,000 or 32.1%. This increase was primarily attributable to an increases in service charges on deposit accounts of $302,000 and cash surrender value of life insurance of $147,000, which were partially off-set by a decline in revenue generated by trust operations of $79,000.

Noninterest expense was $4,797,000 for the first nine months of fiscal 2004, $402,000 or 9.1% higher than the $4,395,000 reported for the nine months ended March 31, 2003.

Net income for the third quarter of fiscal 2004 was $405,000, $242,000 or 37.4% less than quarterly net income of $647,000 earned in the third quarter of fiscal 2003. Net interest income for the third quarter of fiscal 2004 was $1,743,000 compared to $2,052,000 for the third quarter of fiscal 2003. Noninterest income was $534,000 for the third quarter of fiscal 2004 and $408,000 for the third quarter of fiscal 2003. Noninterest expense was $1,664,000 for the third quarter of fiscal 2004 and $1,443,000 for the third quarter of fiscal 2003.

Total assets at March 31, 2004 were $191.5 million, compared to $207.3 million at June 30, 2003, as the Bank used cash and a portion of the proceeds from mortgage loan repayments to pay off borrowings from the Federal Home Loan Bank.

The Company was formed during January 2002 and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

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This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
March 31, 2004 and June 30, 2003
(in thousands)

                                                   March 31, 2004    June 30, 2003
                                                   --------------    -------------
                                                    (unaudited)
Assets
 Cash and Cash equivalents                            $  7,612          $ 15,835
 Investment securities                                  17,874            17,467
 Loans, net                                            150,306           160,609
 FHLB stock                                              5,433             5,273
 Bank-owned life insurance                               4,147                 0
 Other assets                                            6,108             8,165
                                                      --------          --------
     Total assets                                     $191,480          $207,349
                                                      ========          ========

Liabilities and shareholders' equity
 Deposits                                             $114,434          $117,629
 FHLB advances                                          50,646            63,329
 Other liabilities                                       1,775             1,410
                                                      --------          --------
      Total liabilities                                166,855           182,368
 Equity from ESOP shares                                   503               630
 Shareholders' equity                                   24,122            24,351
                                                      --------          --------
      Total liabilities and shareholders' equity      $191,480          $207,349
                                                      ========          ========


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Nine Months Ended March 31
(unaudited, in thousands, except share data)

                                                            Period ended     Period ended
                                                           March 31, 2004   March 31, 2003
                                                           --------------   --------------
Interest income                                               $ 8,422          $10,994
Interest expense                                                3,189            4,640
                                                              -------          -------
   Net interest income                                          5,233            6,355
Provision for loan losses                                         100              110
                                                              -------          -------
   Net interest income after provision for loan loss            5,133            6,245
Noninterest income                                              1,583            1,198
Noninterest expense                                             4,797            4,395
Income tax expense                                                610            1,051
                                                              -------          -------
     Net income                                               $ 1,309          $ 1,996
                                                              =======          =======
Earnings per share:
   Basic                                                      $  0.18          $  0.26
                                                              =======          =======
   Diluted                                                    $  0.17          $  0.26
                                                              =======          =======
Dividends per share                                           $  0.12          $  0.09
                                                              =======          =======

Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Three Months Ended March 31
(unaudited, in thousands, except share data)

                                                              Quarter ended        Quarter ended
                                                              March 31, 2004       March 31, 2003
                                                              --------------       --------------
Interest income                                                    $2,750               $3,452
Interest expense                                                    1,007                1,400
                                                                   ------               ------
   Net interest income                                              1,743                2,052
Provision for loan losses                                              40                   30
                                                                   ------               ------
   Net interest income after provision for loan loss                1,703                2,022
Noninterest income                                                    535                  408
Noninterest expense                                                 1,664                1,443
Income tax expense                                                    169                  341
                                                                   ------               ------
     Net income                                                       405               $  647
                                                                   ======               ======
Earnings per share:
   Basic                                                           $ 0.06               $ 0.09
                                                                   ======               ======
   Diluted                                                         $ 0.05               $ 0.08
                                                                   ======               ======

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                               As of                   As of
                                           March 31, 2004          March 31, 2003
                                           --------------          --------------
Total assets                                  $191,480                $218,296
Investment securities                           17,874                  19,785
Total loans                                    151,224                 171,863
Allowance for loan losses (ALL)                    918                     837
ALL to total loans                                0.61%                   0.49%
Non-performing assets                         $  1,378                $  2,103


                          Three months ended      Three months ended    Nine months ended       Nine months ended
                            March 31, 2004          March 31, 2003       March 31, 2004          March 31, 2003
                            --------------          --------------       --------------          --------------
ROA (annualized)                 0.84%                   1.19%               0.88%                    1.21%
ROE (annualized)                 6.66%                  10.70%               7.19%                   11.20%


Item 12.

This amendment amends the current report on Form 8-K filed by Peoples Ohio Financial Corporation on April 27, 2004, relating to third quarter 2004 results.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                -------------------------------
                                                Ronald B. Scott
                                                President

Date:  May 5, 2004